                                                                   EXHIBIT 10.23
                              ASSIGNMENT OF LEASE
      [Nextpage, L.C./Caldera Systems, Inc./Thrushwood Properties, L.C.]

     THIS ASSIGNMENT (this "Assignment") is entered into as of the 21 day of January, 2000, among (i) NEXTPAGE, L.C., a Utah limited liability company ("Assignor"), whose address is 5072 N. 300 W., PROVO, UT 84604 (ii) CALDERA SYSTEMS, INC., a Utah corporation ("Assignee"), whose address is 240 West Center Street, Orem, Utah 84057, and (iii) THRUSHWOOD PROPERTIES, L.C., a Utah limited liability company ("Landlord"), whose address is 1149 West Center Street, Orem, Utah 84057.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. Definitions. As used in this Assignment, each of the following terms shall have the indicated meaning:

          1.1. "Lease" means the Lease Agreement, dated October 9, 1997, entered into between Landlord, as landlord, and Complete Data Solutions, the predecessor in interest to Assignor, as tenant, covering the Premises, a copy of which is attached as Exhibit A, which has been assigned to Assignor pursuant to the instrument attached as Exhibit A.1.

          1.2. "Premises" means the premises located at 1123 and 1125 W. CENTER ST., Orem, Utah, crosshatched on the site plan attached as Exhibit B.

     2. Assignment; Assumption. Assignor assigns to Assignee all of Assignor's right, title and interest as the tenant under the Lease. Assignee accepts such assignment and assumes and agrees to perform all of the obligations to be performed by the tenant under the Lease, but only to the extent such obligations first arise on or after the date of this Assignment.

     3. Indemnification. Assignor shall indemnify, defend and hold harmless Assignee from and against all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys' fees) caused by the failure of Assignor to timely pay or perform any obligation required to be paid or performed by the tenant under the Lease prior to the date of this Assignment. Assignee shall indemnify, defend and hold harmless Assignor from and against all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys' fees) caused by the failure of Assignee to timely pay or perform any obligation required to be paid or performed by the tenant under the Lease on or after the date of this Assignment.

     4. Landlord's Consent. Landlord consents to the assignment and assumption of the Lease set forth in Paragraph 2 of this Assignment.

 5.   Estoppel. Assignor and Landlord certify to Assignee as follows:

          5.1. Lease. The Lease is in full force and effect and has not been amended, modified or supplemented in any respect, either orally or in writing, and is the only agreement relating to the Premises entered into between Assignor and Landlord.

          5.2. Lease Terms. The term of the Lease and the obligation of Assignor to pay rent under the Lease commenced on June 16, 1998 and will expire on June 15, 2002. The monthly rent payable under the Lease is $8,990 per month. Rent under the Lease has been paid for the period ending January 31, 2000.

          5.3. No Default. Neither Assignor nor Landlord is in default in any manner in the performance of any of their respective obligations under the Lease, and no circumstance exists which, with the passage of time or the giving of notice or both, would constitute such a default.

     6.   Clarification.

          6.1. Authorized Use. Pursuant to Paragraph 2 of the Lease, Landlord consents to the use of the Premises for general office purposes.

          6.2. Repair of Premises. The intent of Paragraph 4 of the Lease is that Landlord is responsible for any necessary repairs to the roof, foundation, walls and other structural elements and to the heating, cooling and plumbing systems (other than minor, routine servicing, such as clearing clogged restroom fixtures) of the building comprising a portion of the Premises.

          6.3. Removal of Improvements. Notwithstanding anything to contrary contained in Paragraphs 6 or 11 of the Lease or any other provision of the Lease, Assignee shall have no responsibility to remove any improvements located in the Premises, or to make any repairs or restoration to the Premises with respect to conditions existing, as of the date of this Assignment.

          6.4. Certain Improvements. All obligations of the tenant under Paragraph 28 of the Lease have previously been fulfilled.

     7. General Provisions. This Assignment shall inure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns. This Assignment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the State of Utah. This Assignment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each exhibit referred to in, and attached to, this Assignment is an integral part of this Assignment and is incorporated in this Assignment by this reference.

     THE PARTIES have executed this Agreement on the respective dates set forth below, to be effective as of the date first set forth above.


                                        ASSIGNOR:

                                        NEXTPAGE, L.C.


                                       By     /s/ MATTHEW F. BIRDWELL
                                          ----------------------------------

                                        Its    CFO
                                           ---------------------------------

                                        Date   1/21/00
                                            --------------------------------


                                        ASSIGNEE:

                                        CALDERA SYSTEMS, INC.


                                        By   /s/ RANSOM H. LOVE
                                          -------------------------------------
                                        Its  President & CEO
                                           ------------------------------------

                                        Date 1/21/00
                                            ------------------------------------


                                        LANDLORD:

                                        THRUSHWOOD PROPERTIES, L.C.

                                        By     /s/ STEVEN R. SKABELUND
                                          ----------------------------------
                                             Steven R. Skabelund
                                             Member

                                        Date            1-21-00
                                            --------------------------------

                                        By     /s/ T. JEFFERY COTTLE
                                          ----------------------------------
                                             T. Jeffery Cottle
                                             Member

                                        Date            1-21-00
                                            --------------------------------
                                      -3-

                                   EXHIBIT A

                                       to

                              ASSIGNMENT OF LEASE


--------------------------------------------------------------------------------


                                     LEASE

     The Lease is attached and consists of seven (7) pages.

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into this 9th day of October, 1997, by and between THRUSHWOOD PROPERTIES, L.C., (hereinafter called "Lessor"), and COMPLETE DATA SOLUTIONS (hereinafter called "Lessee").

                                  WITNESSETH:

     In consideration of the mutual covenants and promises to observe the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by the parties hereto as follows:

                                  I.  PREMISES

     Lessor hereby agrees to lease to Lessee and Lessee hereby takes and leases from Lessor the proposed space (herein called "Premises") the property and proposed building located directly east of 1149 and 1143 West Center, Orem, Utah 84057. The Lessor hereby acknowledges that it has clear title to the property that the Premises will be built on. The Lessor has also presented to Lessee a site plan and preliminary architectural drawing to the Premises and that the Lessee's rights hereunder shall not be subordinate to any other party for so long as the Lessee shall be current on lease payments. The Lessor shall do everything reasonable to make the exterior and interior of the proposed building conform to the needs of the Lessee. The Premises shall include showers and a drinking fountain.

                                   II.  TERM

     The lease term shall be for a period of four years commencing on approximately April 1st, 1998 and extending for a four year period from such date. The term beginning on the date of completion of the construction of the building.

                      III.  TERMS AND CONDITIONS OF LEASE

     This Lease is made on the following terms and conditions which are expressly agreed to by Lessor and Lessee:

     1. Lease Payments. Lessee agrees to pay as lease payments to Lessor, at the address specified in this Lease or at such other place as Lessor may from time to time designate in writing, the sum of $8,990.00 per month with such lease payments being made on the 1st day of each calendar month during the term of this lease. The building shall be approximately 8994 square feet.

          (a) Late charges. In the event Lessee shall fail to pay said lease payment on the due date or within five (5) days thereafter, a late charge of five percent (5%) of the delinquent amount may, at the Lessor's discretion, be added to said lease payment and paid to the Lessor together therewith. In addition to the 5% late fee, any and all lease payment (including the 5% late fee) remaining unpaid more than one calendar month, shall bear interest at the rate of 1.75% per month, or any portion thereof, until paid, including any time following judgement for said amounts.

          (b) Adjustment to Lease Payments. The monthly lease payment shall be not be adjusted but shall remain the same during the entire lease period.

          (c) Triple Net Lease. This lease shall be a triple net lease as set forth in this Agreement.

     2. Authorized Use. Lessee shall use the leased Premises for the operation of the Lessees Computer consulting business and for no other purpose without the written consent of Lessor first being obtained.

     Lessee shall not commit or knowingly permit any waste on the Premises and shall not knowingly permit any part of the Premises to be used for any unlawful purpose. Lessee will comply with all applicable federal, state and local laws, ordinances and regulations relating to the Premises and its use and operation by Lessee. Lessee will maintain Premises in safe condition so as not to cause harm to Lessor, Lessee or patients of either, or any persons using the Premises.

     3. Fire and Casualty Insurance. It shall be the responsibility of the Lessee to insure his equipment, furniture, fixtures and other personal property with a Lessee's policy and Lessor shall have no responsibility with respect to any losses of the same.

     Lessor shall insure the Premises exclusive of Lessee's equipment, furniture, fixtures and other personal property against the peril of fire and other occurrences as set forth in the insurance policy.

     Lessee will not permit the Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or render the insurance risks more hazardous.

     4. Repair and Care of Premises. Lessee shall be responsible for all repairs to the Premises. However, any repair respecting the structural integrity of the building such as the roof, foundation, walls shall be the sole responsibility of the Lessor. Repairs shall include those repairs necessary for the roof, wall and foundation of the building as well as repairs to the





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
heating and cooling systems of the Premises. Any repair to the plumbing system shall be considered a repair the Lessee shall be responsible for all other repairs and upkeep of the Premises.

     5. Utilities and other costs. Lessee shall pay for gas, electricity, water and sewer to the Premises. Lessee shall pay all costs and charges for installments, service, maintenance and use of telephones and telephone equipment in and about the Premises. Lessee shall be responsible for its own insurance on its merchandise, equipment and fixtures. The Landlord shall be responsible for the grounds and parking lot.

     6. Alteration of Building and Installation of Fixtures or Other Appurtenances. Lessee may with written consent of Lessor but at Lessee's sole cost and expense and in a good and workmanlike manner, make such alterations, improvements and repairs to the Premises, as Lessee may require for the conduct of its business without, however, materially altering the basic character of the building. Lessee shall have the right, without the permissions of Lessor, to erect, at Lessee's sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of Lessee's business and to install telephone and telephone equipment and wiring, and electrical fixtures, additional lights and wiring and other trade appliances. Any alterations or improvements to the Premises, including partitions, all electrical fixtures, lights and wiring, shall, at the option of Lessor become the property of Lessor at the expiration or sooner termination of this Lease. All installed dental equipment by the Lessor shall be the property of the Lessee. Should Lessor request Lessee to remove all or any part of the above mentioned items, Lessee shall remove all or any part of the above mentioned items. Lessee shall do so prior to the expiration of this Lease and repair the Premises as described below.

     7. Right of Entry by Lessor. Lessee shall permit inspection of the Premises during reasonable business hours by Lessor or Lessor's agents or representatives for the purpose of ascertaining the condition of the Premises and in order that the Lessor may make such repairs or perform duties as may be required to be made by landlord under the terms of this Lease.

     8. Assignment and Subletting. Neither this Lease nor any interest herein may be assigned or sublet by Lessee voluntarily or involuntarily, by operation of law, or otherwise, and neither all nor any part of the Premises shall be sublet by Lessee without the prior written consent of Lessor; however, Lessor agrees not to withhold its consent unreasonably for Lessee to sublet the Premises. Notwithstanding the above the basement portion of the Premises may so sublet to a third party provided such sub-lessee is approved by the Lessor which such approval may not be unreasonable withheld. The Lessee shall remain primarily responsible on the lease at all times.

     9. Damage and Destruction. If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Lessor shall promptly repair all such damage, and restore the Premises without claims, strikes and other causes beyond Lessor's control. If such damage or destruction shall render the Premises untenable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding of the office building containing the Premises, the Lessee may elect to terminate this Lease by written notice to the Lessor on or before ninety (90) days after the occurrence of such damage or destruction.

     10. Injuries and Property Damage. Lessee agrees to indemnify and hold harmless Lessor of and from any and all claims of any kind or nature arising from Lessee's use of the Premises during the term hereof, and Lessee hereby waives all claims against Lessor for damage to goods, wares of merchandise or for injury to persons in and upon the Premises from any cause whatsoever, except such as might result from the negligence of Lessor or Lessor's representatives or from failure of Lessor to perform its obligations hereunder within a reasonable time after notice in writing by Lessee requiring such performance by Lessor.

     11. Surrender of Premises. Lessee agrees to surrender the Premises at the expiration, or sooner termination, of this Lease, or any extension thereof, in the same condition as when said Premises were delivered to Lessee, or as altered pursuant to the provisions of this Lease, ordinary wear and tear and damage by the elements excepted. Lessee shall remove all of its personal property from the Premises. Lessee agrees to pay a reasonable cleaning charge should it be necessary for Lessor to restore or cause the Premises to be restored to the same condition as when said Premises were delivered to Lessee. Last months rent shall be paid at the execution of this Agreement there is no security deposit.

     12. Holdover. Should Lessor permit Lessee to holdover the Premises or any part thereof after the expiration of the term of this Lease, then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only and shall in no event be construed as a renewal of this Lease, and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect. During the month-to-month tenancy, Lessee agrees to give Lessor thirty (30) days prior written notice of its intent to vacate from Lessor. The lease payment for the month-to-month tenancy shall be the same as provided in Article 2 above unless Lessor determines otherwise within ten (10) days after Lessor receives notice from Lessee of his intention to continue to occupy Premises.

     13. Quiet Enjoyment. If and so long as Lessee pays the rents reserved by this Lease and performs and observes all of the covenants and provisions hereof, Lessee shall quietly enjoy the Premises, subject, however, to the terms of this Lease, and Lessor will warrant and defend Lessee in the enjoyment and peaceful possession of the Premises throughout the term of this Lease.

     14. Waiver of Covenants. The Failure of any party to enforce the provisions of this Lease shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived, regardless of the party's knowledge of a breach hereunder.

     15. Default in Rent -- Insolvency of Lessee. If Lessee shall default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of thirty (30) days, or if the Premises or any part thereof shall be abandoned or vacated; or if tenant shall be legally dismissed therefrom by or under any authority other than Lessor; or if the leasehold estate created hereby shall be taken on execution of by any process of law; or if Lessee shall admit in writing its ability to pay its obligations generally as they become due, then Lessor, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Lessee.

     Lessor may elect to re-enter, as herein provided, or Lessor may take possession pursuant to this Lease and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such lease payment or lease payments and upon such other terms and conditions as Lessor in the exercise of Lessor's sole discretion may deem advisable with the right to make alterations and repairs to said Premises. Upon each such renting, Lessee shall be immediately liable for and shall pay to Lessor, in addition to any indebtedness due hereunder, the costs and expenses of such reletting including advertising costs, brokerage fees, and any reasonable attorney's fees incurred and the cost of such alterations and repairs incurred by Lessor, plus the amount, if any, by which the rent reserved in this Lease for the period of such reletting (up to but not beyond the term of the Lease) exceeds the amount agreed to be paid as rent for the Premises for said period by such reletting. If Lessee has been credited with any rent to be received by such reletting and such rents shall not be promptly paid to the Lessor by the new Lessee, such deficiency shall be calculated and paid monthly by Lessee.

     Should Lessor at any time terminate this Lease for those reasons specified in the prior paragraph, in addition to any other remedy Lessor may have, Lessor may recover from Lessee all damages Lessor may incur by reason of such breach, including the cost of recovering the Premises including attorney's fees, court costs, and storage charges and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then chargeable rent on the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to landlord. In no event, shall this Lease or any rights or privileges hereunder be an asset of Lessee under any bankruptcy, insolvency or reorganization proceedings.

     16. Enforcement. In the event either party shall enforce the terms of this Lease by suit or otherwise, the party at fault shall pay costs and expenses incident thereto, including reasonable attorney fees and costs, including those incurred on appeal.

     17. Rights of Successors and Assigns. The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest, except as expressly otherwise herein provided.

     18. Time. Time is of the essence with respect to this lease and every term, covenant and condition herein contained.

     19. Keys and Locks. Lessee shall not change locks or install other locks on doors without written consent of Lessor who agrees not to unreasonably withhold his consent. Lessee upon the termination of the Tenancy shall deliver to Lessor all the keys to the offices, which shall have been furnished to Lessee.

     20. Construction of Lease. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the context and facts so require.

     21. Paragraph Headings. The paragraph headings as to the contents of particular paragraphs herein are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

     22. Governing Law. The terms of this Lease shall be governed by and construed in accordance with Utah Law.

     23. Contingency Regarding Use. This Lease is contingent upon there being no restrictions, covenants, laws, ordinances, rules or regulations, which prohibit Lessee from using the Premises for the purpose described herein.

     24. Entire Lease. This Lease constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written agreement executed by all of the parties hereto.

     25. Review of Lease. The parties hereto represent that they have read and understand the terms of this Lease, and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

     26. Lessor's Address. The Lessor's address be 1149 West Center, Orem, Utah 84057.

     27. Coordination with current lease. The Lessee shall be released from its lease at 1143 West Center at the time of the occupation of the Premises. The lease shall be prorated as of the date of occupancy. The Lessor shall purchase the current blinds of the Lessee at an amount equal to the blinds cost.

     28. Completion of Leased Premises. The Lessee shall provide 2 inch wood blinds on the upstairs and main floor windows and 2 inch vinyl blinds on the downstairs windows. Locks shall be provided on selected doors and all wiring shall be done by builder at Lessee's specifications at no cost to the Lessee. Such wiring shall include conduit and wiring comparable to what Lessee currently has at 1143 West Center, Orem, Utah.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.


LESSOR:

THRUSHWOOD PROPERTIES, L.C.


By: /s/ STEVEN R. SKABELUND
   -------------------------------------
   STEVEN R. SKABELUND, Member


By: /s/ T. JEFFERY COTTLE
   -------------------------------------
   T. JEFFERY COTTLE, Member


LESSEE:

COMPLETE DATA SOLUTIONS


By: /s/ KYLE JUDSON
   -------------------------------------
   KYLE JUDSON

By: /s/ CHRIS WORSLEY
   -------------------------------------
   CHRIS WORSLEY

By: /s/ PAUL MECHAM
   -------------------------------------
   PAUL MECHAM

                                  EXHIBIT A.1

                                       to

                              ASSIGNMENT OF LEASE

_______________________________________________________________________________

                             ASSIGNMENT INSTRUMENT

     The assignment instrument is attached.

                                   EXHIBIT B

                                       to


                              ASSIGNMENT OF LEASE

-------------------------------------------------------------------------------


                                    PREMISES

     The Premises are crosshatched on the attached diagram which consists of one
(1) page.













                          [DIAGRAM OF LEASED PREMISES]

                          [DIAGRAM OF LEASED PREMISES]